Exhibit 23.3

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Form S-4 Registration Statement and related Prospectus of K2 Inc. of the financial statements of each of Völkl Sports Holding AG and CT Sports Holding AG as of March 31, 2004 and for the year ended March 31, 2004.

We point out, that we were not involved in any process of converting the audited financial statements of Völkl Sports Holding AG or CT Sports Holding AG to other reporting standards like US-GAAP.

Naters/Zug, December 15, 2004	TREUHAND & REVISIONS AG

	/s/ ALBERT BASS	/s/ MISCHA IMBODEN
	Albert Bass Leading auditor	Mischa Imboden